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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), made and entered into as of this 7th day of August, 2002 by and between Click Commerce, Inc., a Delaware corporation ("Corporation"), and Michael W. Nelson, an individual residing 2004 North Clifton; Unit A; Chicago, IL 60614 (the "Executive").

                                    RECITALS

         WHEREAS, the Corporation is engaged in the development, sale and distribution of interactive computer applications and internet related products and services involved in partner relationship management and "sell side" electronic commerce solutions;

         WHEREAS, the Corporation desires to employ Executive as Vice President, Chief Financial Officer and Treasurer of the Corporation;

         WHEREAS, the Executive desires to be employed by the Corporation at the salary and benefits provided for herein;

         WHEREAS, the Executive acknowledges and understands that during the course of his employment, the Executive has and will become familiar with certain confidential information of the Corporation which is exceptionally valuable to the Corporation and vital to the success of the Corporation's business; and

         WHEREAS, the Corporation and the Executive desire to protect such confidential information from disclosure to third parties or use of such information to the detriment of the Corporation.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. The Corporation hereby agrees to employ the Executive, and the Executive hereby accepts such employment, as Vice President, Chief Financial Officer and Treasurer of the Corporation.

     2. Term. The term of this Agreement shall commence as of August 7, 2002 and shall continue until December 31, 2004 (the "Term"), unless earlier terminated pursuant to Section 12 of this Agreement.

     3. Duties. The Executive shall have general responsibility for all financial and accounting activities of the Corporation, and such other responsibilities as may be determined by

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the Chief Executive Officer of the Corporation or the Board of Directors in
accordance with the By-Laws of the Corporation in effect from time to time, provided that such duties shall at all times be consistent with the duties normally performed by Chief Financial Officers and Treasurers of companies engaged in businesses similar to the business of the Corporation with similar responsibilities and reporting to the Chief Executive Officer of the Corporation. The Executive agrees to devote all of his business time, attention and energies to the diligent performance of his duties hereunder and will not, during the Term hereof, engage in, accept employment from, or provide services to any other person, firm, corporation, governmental agency or other entity that engages in, any activities which, in the opinion of the Board of Directors, would conflict with or detract from the Executive's capable performance of such duties; provided, however, that the Executive shall be permitted to attend a weekend executive management post-graduate education program at a reputable Chicago area business school, provided, further, that such educational activities do not materially interfere with or materially detract from the Executive's performance of his duties and obligations hereunder.

     4.  Compensation.

     (a) Base Salary. During the Term of this Agreement, the Executive shall receive compensation at the annual rate of $170,000 payable in equal monthly installments or as otherwise agreed to by the parties. The annual amount of salary payments to the Executive during the Term of this Agreement shall be referred to herein as the "Annual Salary."

     (b) Annual Incentive Bonus. During the Term of this Agreement, the Executive shall participate in an annual bonus program if and as adopted by the Corporation as determined by the Human Resources and Compensation Committee of the Board of Directors in its sole discretion.

     (c) Stock Option Grant. The Corporation shall grant to the Executive, subject to the approval of the Compensation and Human Resources Committee of the Board of Directors of the Corporation, options to purchase an aggregate of 200,000 shares of common stock, par value $0.001 per share ("Common Stock"), of the Corporation at an exercise price equal to the fair market value of the Common Stock (being the average of the high and low price of the Common Stock on the last trading date prior to the date of this Agreement) on the date of this Agreement ("Options"), which Options shall be restricted and non-transferable, as set forth in the Company's Amended and Restated Stock Option and Stock Award Plan (the "Stock Option Plan") and, to the extent that Executive is employed by the Corporation on the following vesting dates, the Options shall vest as follows: 40,000 of the Options shall vest on December 31, 2002, 80,000 of the Options shall vest on December 31, 2003 and 80,000 of the Options shall vest on December 31, 2004. The term of the Options shall be for a period of ten (10) years following the date of the grant of the Options hereunder and the Options shall be subject to such other terms and conditions not inconsistent with the terms of this Agreement as are set forth in the Stock Option Agreement, in the form attached hereto as Exhibit A, to be executed by the Company and

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the Executive, the Stock Option Plan and as determined by the Board of Directors or any committee thereof. The Options shall be incentive stock options to the extent permitted by law in each year and, with respect to vested options, shall be exerciseable for a period of 90 days following termination of employment; and the remaining options shall be non-qualified stock options ("NQSOs") which shall be exerciseable for a period of one year following termination of employment.
The Executive shall not be entitled to any rights with respect to the shares of Common Stock underlying the Options, including the right to vote or receive dividends or distributions with respect to any of the shares of Common Stock underlying the Options.

         (d) Acceleration of Option Vesting. In the event of a Change in Control (as hereinafter defined) of the Corporation prior to the termination or expiration of this Agreement, notwithstanding the vesting schedule set forth in
Section 4(c) hereof, all of the unvested Options shall vest coincident with the Change in Control. For purposes of this Agreement, a "Change in Control" shall mean (i) a sale to a third party of at least a majority of the outstanding shares of Common Stock, (ii) a sale of substantially all of the assets of the Corporation, or (iii) a merger or other consolidation with an unrelated third party following which the ability to elect a majority of the members of the Board of Directors or a majority of the voting power of the surviving corporation is not held by the holders of Common Stock prior to such transaction.

         5. Benefits. During the Term of this Agreement, the Corporation agrees to provide to the Executive such benefits as are provided generally to other senior executives of the Corporation from time to time, including, without limitation, any health, disability, dental, severance benefits, insurance, defined contribution plan, deferred compensation, profit-sharing, pension, or other employee benefit policies, programs (including child day-care) or plans which the Corporation offers generally to senior executives (collectively, the "Employee Benefits"). Executive shall be entitled to three (3) weeks of vacation during each twelve (12) month period hereunder. Pursuant to Corporation policy, Executive shall not be entitled to accrue or carryover unused vacation from any calendar year to the next calendar year. Executive shall be entitled to participate in other compensation programs that the Corporation may make available from time to time.

         6. Expenses. During the Term of this Agreement, the Executive shall be reimbursed by the Corporation for all reasonable, ordinary and necessary out-of-pocket expenses for travel, lodging, meals, entertainment expenses, or any other similar expenses incurred by the Executive in performing services for the Corporation to the extent that such expenditures meet the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), for total or partial deductibility by the Corporation for federal income tax purposes and are substantiated and documented by the Executive as required by the Code.

         7. Non-Disclosure of Confidential Information.

         (a) The Executive will not during, or for a period of five (5) years after termination of, this Agreement, in any form or manner, directly or indirectly, divulge, disclose or communicate to any person, entity, firm, corporation or any other third party, or utilize for the

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Executive's personal benefit or for the benefit of any competitor of the
Corporation, any Confidential Information (as hereinafter defined).

         (b) For the purposes of this Agreement, the term "Confidential Information" shall mean, but shall not be limited to, any technical or non-technical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, designs, processes, procedures, improvements, models or manuals of the Corporation or which are licensed by the Corporation, any financial data or lists of actual or potential customers or suppliers of the Corporation, and any information regarding the Corporation's marketing, sales or dealer network, which is not generally known to the public through legitimate origins. The Corporation and the Executive acknowledge and agree that such Confidential Information is extremely valuable to the Corporation and shall be deemed to be a "trade secret." In the event that any part of the Confidential Information becomes generally known to the public through legitimate origins (other than by the breach of this Agreement by the Executive or by misappropriation), that part of the Confidential Information shall no longer be deemed Confidential Information for the purposes of this Agreement, but the Executive shall continue to be bound by the terms of this Agreement as to all other Confidential Information.

         (c) Upon termination of this Agreement for any reason, the Executive will promptly deliver to the Corporation all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents, including all copies in any form or media, concerning the Corporation's customers, dealer network, marketing strategies, products or processes and/or which contains Confidential Information.

         8. Covenant-Not-To-Compete. The Executive will not during, or for a period of two (2) years after termination of, this Agreement, in any form or manner, directly or indirectly, on his own behalf or in combination with others, become interested in (as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money or in any other relation or capacity whatsoever, except as a holder of securities of a corporation whose securities are publicly traded and which is subject to the reporting requirements of the Securities Exchange Act of 1934, and then only to the extent of owning not more than two percent (2%) of the issued and outstanding securities of such corporation), or provide services similar to those provided to the Corporation for, any business which renders implementation services or sells products, or proposes to render services or sell products, that compete with the Business of the Corporation within the United States, Western Europe or Australia. For purposes of this Agreement, the "Business" of the Corporation shall mean providing both partner relationship management and "sell-side" application software electronic commerce solutions and related implementation services.

         9. Covenant Not to Solicit.

     (a) Covenant Not to Solicit Employees. During Executive's employment by the Corporation and for a period of two (2) years following termination or cessation of Executive's

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employment pursuant to this Agreement, Executive agrees and covenants that he will not, for any reason, directly or indirectly, employ, solicit or endeavor to entice away from the Corporation or any of its affiliates (whether for his own benefit or on behalf of another person or entity), or facilitate the solicitation, employment or enticement of, any employees of Corporation to work for Executive, any affiliate of Executive or any competitor of Corporation, nor will Executive otherwise attempt to interfere (to the Corporation's detriment) in the relationship between the Corporation or any of its affiliates and any such employees.

           (b) Covenant Not to Solicit Customers. During Executive's employment pursuant to this Agreement and for a period of two (2) years following termination or cessation of Executive's employment, Executive agrees and covenants that he will not directly or indirectly in any form or manner, contact, solicit, or facilitate the contacting or solicitation of any Customers of the Corporation, for the purpose of competing with the Business of the Corporation. For purposes of this Agreement, a "Customer" of the Corporation shall mean and refer to (i) each person that has received services or purchased products from the Corporation or any of its affiliates during the period of Executive's employment hereunder and (ii) each person or entity formally solicited by the Corporation to provide services or purchase products during the period of Executive's employment hereunder.

           10. Equitable Remedies. In the event that the Executive breaches any of the terms contained in Sections 7, 8 or 9 of this Agreement, the Executive stipulates that said breach will result in immediate and irreparable harm to the business and goodwill of the Corporation and that damages, if any, and remedies at law for such breach would be inadequate. The Corporation shall therefore be entitled to apply for and receive from any court of competent jurisdiction an injunction to restrain any violation of this Agreement and for such further relief as the court may deem just and proper, and the Executive shall, in addition, pay to the Corporation, following judgment or other final determination by such court, the Corporation's costs and expenses in enforcing such terms (including court costs and reasonable attorneys' fees).

           11. Continuing Obligation. The obligations, duties and liabilities of the Executive pursuant to Sections 7, 8 and 9 of this Agreement are continuing, absolute and unconditional and shall remain in full force and effect as provided therein despite any termination of this Agreement for any reason whatsoever, including, without limitation, the expiration of the Term of this Agreement.

           12. Termination of Employment.

           (a) Termination by Corporation of Executive for Cause. The Corporation shall have the right to terminate the Executive's employment at any time for "cause." For purposes hereof, "cause" shall mean that the Executive has:

           (i) been convicted of, or plead nolo contendere to, a felony or crime involving moral turpitude; or

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           (ii)  committed an act of personal dishonesty or fraud involving personal profit in connection with the Executive's employment by the Corporation; or

           (iii) committed a breach of any material covenant, provision, term, condition, understanding or undertaking set forth in this Agreement, including, without limitation, the provisions contained in Sections 7, 8 and 9 hereof; or

           (iv) committed an act which the Board of Directors of the Corporation has found to have involved willful misconduct or gross negligence on the part of the Executive; or

           (v) exhibited documented habitual absenteeism or been unable or repeatedly failed to perform any reasonable or customary material tasks typically required in connection with the Executive's employment and position with the Corporation or its subsidiaries;

provided, however, that no termination under clause (iii) or (v) of this Section 12(a) shall be effective unless the Executive shall have first received written notice describing in reasonable detail the basis for the termination and within 15 days following delivery of such notice the Executive shall have failed to cure such alleged behavior constituting "cause"; provided, further, that this notice requirement prior to termination shall be applicable only if such behavior or breach is capable of being cured. If the Corporation shall terminate the Executive's employment pursuant to this Section 12(a), the Executive shall forfeit all rights with respect to the Options (whether or not vested) granted to the Executive pursuant to Section 4(c). In addition, the Corporation shall be obligated to pay to the Executive the Annual Salary then in effect and the Employee Benefits payable to the Executive pursuant to this Agreement, accrued up to and including the date on which the Executive's employment is so terminated. Thereafter, the Corporation shall have no further obligation whatsoever to the Executive.

           (b) Termination by Corporation of Executive Because of Executive's Disability, Injury or Illness. The Corporation shall have the right to terminate the Executive's employment if the Executive is unable to perform the duties assigned to him by the Corporation because of the Executive's disability, injury or illness (as such terms may be defined under the applicable disability plan covering the Executive); provided, however, that in the event of such disability, injury or illness, the Executive's inability to perform such duties must have existed for (x) the period for eligibility for coverage set forth in the long-term disability policy maintained by the Corporation, or (y) a total of six (6) months in any consecutive twelve (12) month period if there is no such policy in existence, before such termination can be made effective. If the Corporation shall terminate the Executive's employment pursuant to this
Section 12(b), the Corporation shall be obligated (i) to pay to the Executive the Annual Salary then in effect payable to the Executive pursuant to this Agreement, accrued up to and including the date on which the Executive's employment is so terminated, and (ii) to provide Employee Benefits to the extent the Executive remains eligible to continue to participate in such Employee Benefits pursuant to the terms and conditions of such policies, programs or plans. Notwithstanding

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anything to the contrary in this Agreement, the Corporation's obligations to make payments to the Executive shall be reduced by any amounts actually paid to the Executive pursuant to any disability insurance payments received by the Executive pursuant to the Employee Benefits or otherwise. In the event of a termination of the Executive's employment pursuant to this Section 12(b), the Executive shall be entitled to retain all Options vested pursuant to Section 4(c) hereof as of the date of termination.

           (c) Termination by Corporation as a Result of Executive's Death. The obligations of the Corporation to the Executive under this Agreement (except as provided in this Section 12(c)) shall automatically terminate upon the Executive's death and the Corporation shall then only be obligated to pay to the Executive's estate the Annual Salary then in effect and the Employee Benefits payable to the Executive pursuant to this Agreement, accrued up to and including the date on which the Corporation's obligation to the Executive is so terminated. Thereafter, the Corporation shall have no further obligation whatsoever to the Executive. In the event of a termination of the Executive's employment pursuant to this Section 12(c), the Executive shall be entitled to retain all Options vested pursuant to Section 4(c) hereof as of the date of termination. In the event of the Executive's death, any payments due to the Executive shall be paid to the Executive's estate.

           (d) Termination of Executive for Any Other Reason. The Corporation shall have the right to terminate the Executive's employment for any other reason upon prior written notice to the Executive. In the event of a termination of the Executive's employment for any reason other than the reasons set forth in Sections 12(a), 12(b) or 12(c) hereof, (i) the Corporation shall be obligated to provide twelve (12) months severance or the balance of this Agreement, whichever is shorter, in equal semi-weekly installments or otherwise as agreed to by the parties, (ii) the Corporation shall be obligated to provide the Employee Benefits, at its expense, if and to the extent the Executive remains eligible to participate in such Employee Benefits pursuant to the terms and conditions of such policies, programs or plans, for the remaining period of the Term, or if Executive is not eligible, then the Corporation shall reimburse Executive for payments for health care coverage provided pursuant to the Comprehensive Omnibus Budget Reconciliation Act for the remaining period of the Term, and (iii) the Executive shall be entitled to retain all Options vested pursuant to Section 4(c) hereof as of the date of termination. Thereafter, the Corporation shall have no further obligation whatsoever to the Executive.

           (e) Termination by Executive. The Executive may resign and terminate his employment by the Corporation for any reason whatsoever upon thirty (30) days prior written notice to the Corporation. Thereafter, the Corporation shall have no obligation to the Executive, except for those obligations provided as a matter of federal or state law. In the event of a termination of the Executive's employment pursuant to this Section 12(e), the Executive shall be entitled to retain all Options vested pursuant to Section 4(c) hereof as of the date of termination.

           (f) Good Reason. If, during the Term of this Agreement, the Executive resigns for Good Reason (as defined below), (i) the Corporation shall be obligated to provide twelve (12)

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months severance or the balance of this Agreement, whichever is shorter, in equal semi-weekly installments or otherwise as agreed to by the parties, (ii) the Corporation shall be obligated to provide the Employee Benefits, at its expense, if any and to the extent the Executive remains eligible to participate in such Employee Benefits pursuant to the terms and conditions of such policies, programs or plans, for the remaining period of the Term, or if Executive is not eligible, then the Corporation shall reimburse Executive for payments for health care coverage provided pursuant to the Comprehensive Omnibus Budget Reconciliation Act for the remaining period of the Term, and (iii) the Executive shall be entitled to retain all Options vested pursuant to Section 4(c) hereof as of the date of termination. Thereafter, the Corporation shall have no further obligation whatsoever to the Executive. For purposes of this Agreement, "Good Reason" shall mean a requirement by the Corporation that the Executive report for the performance of his services hereunder on a regular or permanent basis at any location or office more than fifty (50) miles from Chicago, Illinois.

           13. Capacity. The Executive hereby represents and warrants that, in entering into this Agreement, he is not in violation of any contract or agreement, whether written or oral, with any other person, firm, partnership, corporation or other entity to which he is a party or by which he is bound and will not violate or interfere with the rights of any other person, firm, partnership, corporation or other entity. In the event that such a violation or interference does occur, or is alleged to occur, notwithstanding the representation and warranty made hereunder, the Executive shall indemnify the Corporation from and against any and all manner of expenses and liabilities incurred by the Corporation or any affiliated company of the Corporation in connection with such violation or interference or alleged violation or interference.

           14. Entire Agreement. This Agreement contains the entire agreement between the parties and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically acknowledge and agree that this agreement supersedes all prior agreements between the Executive, the Corporation and its officers, directors, and agents, if any and in whatever capacity so entered into, whether written or oral, and all such prior agreements, whether written or oral, shall be of no further force or effect from and after the date hereof.

           15. Severability. If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severed from this Agreement, but will not affect any other provisions of this Agreement, which shall otherwise remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

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         16. Notices. Any notice, request or other communication required to be given pursuant to the provisions hereof shall be in writing and shall be deemed to have been given when delivered in person, on the next business day after being delivered to a nationally-recognized overnight courier service (for such next-day delivery) or five (5) days after being deposited in the United States mail, certified or registered, postage prepaid, return receipt requested and addressed to the other party at its or his last known address. The address of any party may be changed by notice in writing to the other party duly served in accordance herewith.

         17. Waiver. The waiver by the Corporation or the Executive of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

         18. Governing Law. This Agreement and the enforcement hereof shall be governed and controlled in all respects by the internal laws, and not the laws of conflict, of the State of Illinois.

         19. Advanced Education Reimbursement. The parties acknowledge and agree that the Corporation believes that advanced management education is customary for an individual in Executive's management position and that the Corporation derives a material benefit from such education and experience, therefore, subject to any limitations imposed by the Sarbanes-Oxley Act of 2002, any rules or regulations of the Securities and Exchange Commission, any rules or regulations of any exchange or stock market on which the shares of Common Stock are traded, or any other applicable laws, rules or regulations (collectively, the "Corporate Reform Laws"), in the event that Executive is admitted to a graduate executive management program at the Kellogg School of Management, Northwestern University (or another similar weekend executive management post-graduate business program at a reputable Chicago-area graduate business school), then during the term of Executive's employment by the Corporation, the Corporation shall reimburse Executive for the expenses of tuition, books and supplies (other than a laptop computer) incurred by Executive. Subject to any limitations imposed by any Corporate Reform Laws, in the event that Executive's employment by the Corporation is terminated for any reason prior to completion of such education or at any time prior to the date which is two years following completion of such education, Executive shall be required to reimburse the Corporation for any amounts reimbursed to Executive hereunder by the Corporation. Executive acknowledges and agrees that the Corporation shall be permitted to offset any amounts payable to Executive pursuant to Section 12 hereof and to attach any amounts received through the exercise of Options in order to satisfy amounts reimbursable to the Corporation hereunder.

         20. Assignment of Inventions. The Executive shall disclose promptly in writing to a designated representative of the Corporation all material of a proprietary nature, including, but not limited to, ideas, inventions, discoveries, improvements, developments, designs, methods, systems, computer programs, trade secrets or any other intellectual property whether or not patentable or copyrightable, specifically including, but not limited to, copyright and mask works, formulae, compositions, products, processes, apparatus, and new uses of existing materials or machines (hereafter collectively called "Inventions") made, conceived or first reduced to practice by the Executive solely or jointly with others while employed by the Corporation. The Corporation shall be the owner of all property rights in any such Inventions, including, but not

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limited to, rights arising from the obtaining of letters of patent or copyright in respect thereof, which shall be vested in the Corporation. The Executive will at the Corporation's request execute any and all assignment, patent or copyright forms and the like, deemed reasonably necessary by the Corporation, and will assist in drafting of any description or specification of the Inventions as may be required by the Corporation to protect the Corporation's rights in and to the Inventions, including, but not limited to, application(s) for letters of patent. The Corporation's rights hereunder shall not be limited to this country but shall extend to any country in the world and shall attach to each Invention notwithstanding that it is perfected, improved, reduced to specific form or used after termination the Executive's employment. The Executive agrees to lend such assistance as he may be able, at the Corporation's request without charge in connection with any proceedings relating to such letters of patent, trade secrets, copyright or application thereof, as may be determined by the Corporation to be reasonably necessary. In such case the Corporation will reimburse expenses which the Executive may reasonably incur in assisting the Corporation to obtain, assert, defend and protect such letters of patent, trade secrets, copyright or other protection.

         21. Successors. This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. All references to the Corporation shall also refer to the any such successor.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                      CLICK COMMERCE, INC.


                                      By /s/ Michael W. Ferro, Jr.
                                         ------------------------
                                         Michael W. Ferro, Jr.,
                                         Chairman and Chief Executive Officer


                                      EXECUTIVE

                                         /s/ Michael W. Nelson
                                         ---------------------
                                             Michael W. Nelson

                                     Address: 2004 North Clifton; Unit A
                                              Chicago, IL 60614




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                                                                   Exhibit A

                              CLICK COMMERCE, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT, is made as of August 7, 2002 (the "Grant Date") between Click Commerce, Inc., a Delaware corporation (the "Company"), and Michael W. Nelson (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to provide the Optionee with the opportunity to purchase shares of its common stock, $.001 par value per share (the "Common Stock"), in accordance with the terms of the Click Commerce, Inc. Stock Option Plan (the "Plan"):

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto mutually covenant and agree as follows:

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase all or any part of an aggregate of 200,000 shares of Common Stock on the terms and conditions hereinafter set forth. The Option is hereby designated as an "Incentive Stock Option" ("ISO") within the meaning of
Section 422(b) of the Internal Revenue Code ("code"), to the extent permitted under that section.

         2. Purchase Price. The per share purchase price of the shares of Common Stock issuable upon exercise of the Option shall be $0.73.

         3. Term. Except as provided in Section 6, the term of the Option designated as an ISO shall be for a period of ten (10) years from the Grant Date. The term of the Option not meeting the requirements of Section 422(b) of the Code shall be for a period of ten (10) years from the Grant Date.

         4. Vesting.

         (a) Subject to the forfeiture provisions of Section 6, the Optionee shall become vested in the Option granted hereunder over the period from the Grant Date, as follows:

                  Percentage Vested         Vesting Date
                  -----------------         ------------

                        20%                 On December 31, 2002
                        60%                 On December 31, 2003
                        100%                On December 31, 2004

         (b) Notwithstanding anything contained in the Plan to the contrary, coincident with a Change of Control (as hereinafter defined), all of the unvested Option shall vest. For purposes of this agreement, a "Change in Control" shall mean (i) a sale to a third party of at least a majority of the outstanding shares of Common Stock, (ii) a sale of substantially all of the assets of the Corporation, or (iii) a merger or other consolidation with an unrelated third party following which the ability to elect a majority of the members of the Board of Directors or a majority of the voting power of the surviving corporation is not held by the holders of Common Stock prior to such transaction.

         5. Exercise. Subject to the forfeiture provisions of Section 6, the Optionee shall not be entitled to exercise the Option until it is vested. Notwithstanding the foregoing, the Option shall not be exercisable after the expiration date of the Option.

         6. Termination of Option on Certain Events. The Option term and the Optionee's rights hereunder shall terminate on the date of Optionee's termination of employment with the Company ("Termination Date"), subject to the following:


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         (a) Death or Permanent Disability. If Optionee's termination of employment by the Company is due to Optionee's death or "permanent disability" (as hereinafter defined), the Optionee shall forfeit any right to purchase shares of Common Stock under the Option to the extent not vested as of the date of termination of employment. The Option, to the extent vested, may thereafter be exercised by the Optionee or Optionee's executor, administrator or other personal or legal representative, as applicable for a period of 90 days following Optionee's termination of employment for ISOs and for one year following Optionee's termination of employment for Options which do not qualify as ISOs. "Permanent disability" shall have the meaning set forth in Section 12(c) of that certain employment agreement between Optionee and the Company dated as of August 7, 2002 ("Employment Agreement").

         (b) Voluntary Termination or Involuntary Termination Other Than For Cause. In the event of the Optionee's voluntary termination or involuntary termination of employment by the Company without "cause" (as defined below), the Optionee shall forfeit any nonvested right to purchase shares of Common Stock under the Option as of the date of termination of employment. The Option, to the extent vested, may thereafter be exercised by the Optionee or, if the Optionee dies during the remainder of the Option's term, by the Optionee's executor, administrator or other personal or legal representative, as applicable for a period of 90 days following Optionee's termination of employment for ISOs and for one year following Optionee's termination of employment for Options which do not qualify as ISOs.

         (c) Termination for Cause. All of Optionee's rights hereunder shall terminate upon the Company's written or oral notice to the Optionee that the Optionee's employment by the Company is being terminated for "cause" (as hereinafter defined), and all rights to purchase shares of Common Stock under the Option (whether or not vested according to the schedule of Section 4) shall be forfeited. The Company shall have "cause" to terminate Optionee's employment with the Company, as set forth and defined in Section 12(a) of the Employment Agreement.

         7. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution to the extent provided in Sections 5 and 6, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. Without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process, and any attempt to do so shall be void.

         8. Method of Exercising Option.

         (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice by registered or certified mail, return receipt requested, addressed to the Company at its offices at the address for notices set forth in Section 10 or to its designated representative by written notice. Such notice shall state that the Option is being exercised thereby and the number of shares of Common Stock in respect of which it is being exercised. It shall be signed by the person or persons so exercising the Option and shall be accompanied by payment in full of the Option price for such shares of Common Stock (i) in cash, (ii) in shares of Common Stock held by the Optionee for a period of six months to be valued at the Fair Market Value (as defined in Section 6(b) of the Plan) thereof on the date of such exercise, (iii) with a combination of the foregoing, or (iv) by other means authorized by the Committee. If the tender of shares of Common Stock as payment of the Option price would result in the issuance of fractional shares of Common Stock, the Company shall instead return the balance in cash or by check to the Optionee. If the Option is exercised by any person or persons other than the Optionee under
Section 6(a), the notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. The Company shall issue, in the name of the person or persons exercising the Option, and deliver a certificate or certificates representing such shares as soon as practicable after notice and payment shall be received.

         (b) The Option may be exercised in accordance with Section 5 and the terms of the Plan with respect to any whole number of shares included therein, but in no event may an Option be exercised as to less than one hundred (100) shares at any one time, or the remaining shares covered by the Option if less than two hundred (200).

         (c) The Optionee shall have no rights of a stockholder with respect to shares of Common Stock to be acquired by the exercise of the Option until the date of issuance of a certificate or certificates representing such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is


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

prior to the date such stock certificate is issued. All shares of Common Stock purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         (d) If at any time the Company is required to withhold tax on ordinary income recognized by the Optionee with respect to the shares received under the Option, the amount required to be withheld shall be provided to the Company by the Optionee. Such amount shall be paid in due course by the Company to the applicable taxing authorities as income taxes withheld.

         9. General. The Company shall during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue taxes, if any, with respect to the issuance of shares of Common Stock hereunder and all other fees and expenses necessarily incurred by the Company in connection herewith, and shall, from time to time, use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable hereto.

         10. Notices. Each notice relating to this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, or by nationally recognized overnight delivery service, postage or charges prepaid, to the address as hereinafter provided. Any such notice or communication given by mail shall be deemed to have been given two business days after the date so mailed, and such notice or communication given by overnight delivery service shall be deemed to have been given one business day after the date so sent. Each notice to the Company shall be addressed to it at its offices at 200 East Randolph Street, 49th floor, Chicago, Illinois 60601 (Attention: Rebecca Maskey) or the Company's designee. Each notice to the Optionee or other person or persons then entitled to exercise the Option shall be addressed to the Optionee or such other person or persons at the Optionee's last known address.

         11. Incorporation of the Plan. Notwithstanding the terms and conditions contained herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan. A copy of the Plan has been delivered to the Optionee and is hereby incorporated by reference. In the event of any discrepancy or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall control.

         12. Continuance of Involvement with the Company. The granting of the Option is in consideration of the Optionee continuing as a director, officer, consultant or employee of the Company or any subsidiary; provided, that nothing in this Agreement shall confer upon the Optionee the right to continue as a member of the board, as an officer of the Company, as a consultant to the Company or in the employ of the Company or any subsidiary or affect the right of the Company or any subsidiary to terminate the Optionee's membership, officership, consulting arrangement or employment at any time in the sole discretion of the Company or any subsidiary, with or without cause.

       13. Interpretation. The interpretation and construction of any terms or conditions of the Plan, or of this Agreement or other matters related to the Plan by the Committee shall be final and conclusive.

       14. Enforceability. This Agreement shall be binding upon the Optionee and such Optionee estate, personal representative and beneficiaries.

                                     *  *  *

       IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Optionee has executed this Agreement all as of the day and year first above written.

                                         CLICK COMMERCE, INC.

                                         By:
                                            --------------------------------
                                         Its:
                                             -------------------------------


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

                                    OPTIONEE:

                                    ________________________
                                        Michael W. Nelson



cc:   Michael W. Ferro




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